CONSULTING AGREEMENT

     This AGREEMENT is entered into ad of this 3`d day of March 1 999 by and between

     OREX GOLD MINES, IN C. (the 'Company"), a Delaware corporation, whose address is 2121 Ponce de Leon Boulevard, Suite 510, Coral Gables, Florida 33134; and

     BARRY ABRAMS (the "Consultant'), whose address is P. O. Box 149,_ Huntingdon Valley, PA 19006.

                                   WITNESSETH

     WHEREAS, the Consultant provides management consulting services to private and publicly traded companies; and

     WHEREAS, the Company, a Delaware corporation, distributes environmentally safe cleaning products in the domestic and international markets; and

     WHEREAS, the Company desires to engage the services of Consultant to aid and assist the Company in the planning and development of its business and future plans; and

     WHEREAS, the Consultant has certain technical and managerial expertise in the evaluation of potential business opportunities, implementation of various projects of the nature and type contemplated by the Company in its future expansion.

     NOW THEREFORE, the Company and the Consultant agree as follows:

     1. Consulting Services: The Company hereby retains and hires Consultant and Consultant hereby agrees to render at the request of the Company, independent advisory and consulting services to assist the Company's management in finding and evaluating business projects and negotiating and implementing its proposed business and financial plans in accordance with the goals, aims and restrictions of the Company. Consultants services shall include but not be limited to: (a) a review and evaluation of the Company's present operations; (b) the preparation of a corporate business and marketing plan for the Company which would include short and long term strategies, sales and marketing plans, financial cash flow analyses and recommendations; (c) providing advise to the Company regarding the organization and presentation of information pertaining to the Company. Consultant agrees to assist the Company in all such matters, act on behalf of the Company when so requested and otherwise render such advice and assistance to the Board of Directors. As part of such services,
          Consultant shall, upon request of the Company, recommend such additional professionals as may be reasonably required to adequately perform such assignments to the satisfaction of the Company.

     2. Term: The term of this Agreement shall commence on the date hereof and shall continue for a one (1) year term, and thereafter, until terminated by either party on thirty (30) days written notice to the other party for any reason.

     3. Compensation: The Company shall compensate Consultant with 8,000,000 trading shares of its common stock for services rendered by Consultant to Company. Upon execution of this Agreement, delivery of the stock shall be made to Consultant. All additional payments shall be deemed to have been issued as an additional consulting fee earned by Consultant in connection with the services provided and to be provided hereunder.

     4. Non-Disclosure: The Consultant shall not discuss or appropriate for its own use, or for the use of any third party, at any time dung the term of the Agreement, any secret or confidential information of the Company or any of the Company's affiliates or subsidiaries of which Consultant becomes informed during such period, whether or not developed by Consultant, including but not limited to, information pertaining to customer lists services, methods, processes and operating procedures, except as required in connection with Consultant's performance of the Agreement or as required by a governmental entity.

     5. Indemnification: The Company shall hold Consultant harmless from all matters, claims, liabilities, costs and expenses (including reasonable attorney's fees) arising from the Consultant's acts or omissions under this Agreement.

     6. Notices: All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when (a) delivered personally, or (b) by the mailing of such notice to the parties entitled thereto, registered or certified mail, postage prepaid to the parties as the addresses set forth above.

     7. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes all prior contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions expressed or implied, whether by statute or otherwise, other then set forth herein have been made by any party hereto. No waiver of any item, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, not shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

     8. Governing Law, Forum, Attorney Fees: The validity of this Agreement and the interpretation and performance of all its terms shall be governed by the substantive laws of the State of New York. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement shall be submitted to the New York State Supreme Court, Nassau County for determination pursuant to the New York Simplified Procedure for Court Determination of Disputes and each party waives any objection to the laying of the venue of such suit and irrevocably submits to the jurisdiction of such Court. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney fees incurred in this action or proceeding in addition to any other relief to which it may be entitled.

     9. Termination: In the event that either party violates any of the provisions of this Agreement, the other party may, in its sole and absolute discretion, terminate this Agreement upon thirty (30) days prior written notice of such breach and this Agreement shall terminate thirty t30) days following the giving of such notice if the breach of the terms of this Agreement is not cured within such time.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its corporate officer thereunto duly authorized, and the consultant has signed this Agreement, all as of the date first written a bone.

                                                  OREX GOLD MINES, INC.
                                                  /s/
                                                  Warren Hemedinger, President


                                                  CONSULTANT
                                                  /s/
                                                  Barry Abrams